SEAN A. OKEEFE - State Bar No. 122417
WINTHROP COUCHOT
PROFESSIONAL CORPORATION
660 Newport Center Drive, Fourth Floor
Newport Beach, CA 92660
Telephone: (949) 720-4100
Facsimile: (949) 720-4111

General Insolvency Counsel for
Debtors and Debtors-in-Possession



                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

                              LOS ANGELES Division




In re Case No. LA 03-19005 ES, Substantively consolidated with Case No. LA 04-11622 ES

LITFUNDING CORPORATION,                DEBTORS' SECOND AMENDED JOINT CHAPTER 11
a Nevada corporation; CALIFORNIA       PLAN OF REORGANIZATION
LITFUNDING, a Nevada corporation
                                       DISCLOSURE STATEMENT HEARING
                                       ----------------------------
             Debtors and               Date: April 6, 2004
             Debtors-in-Possession.    Time:  2:30 p.m.
                                       Courtroom: 1645


                                       PLAN CONFIRMATION HEARING
                                       -------------------------
                                       Date: May 26, 2004
                                       Time: 10:00 a.m.
                                       Courtroom: 1645

--------------------------------------------------------------------------------




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
                                TABLE OF CONTENTS
                                                                                                       PAGE
I.     INTRODUCTION      ............................................................................... 2

II.    DEFINITION AND RULES OF INTERPRETATION........................................................... 3
       2.1      Definitions............................................................................. 3
       2.2      Rules of Construction...................................................................14
       2.3      Exhibits ...............................................................................15

III.   JOINT PLAN        ...............................................................................15

IV.    UNCLASSIFIED CLAIMS..............................................................................16
       4.1      Administrative Claims...................................................................16
                4.1.2    Administrative Claims..........................................................16
                         A.       Payment Generally.....................................................16
                         B.       Administrative Bar Date...............................................17
                                  (i)     General Administrative Claims Bar Date........................17
                                  (ii)    Administrative Tax Claims Bar Date............................17
       4.2      Priority Tax Claims.....................................................................18

V.     CLASSIFICATION OF CLAIMS AND INTERESTS...........................................................18
       5.1      General Overview........................................................................18

VI.    PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS.............................................19
       6.1      Class 1 - Qwest Communications..........................................................19
       6.2      Class 2 - Mercedes Benz Credit..........................................................19
       6.3      Class 3 - Allowed Priority Claims.......................................................20
                A.       In General.....................................................................20
                B.       Treatment......................................................................20
       6.4      Class 4 - Debenture Holders.............................................................20
                A.       Allowed Amounts of Claim.......................................................20
                B.       Interest Rate..................................................................21
                C.       Debt Service...................................................................21
                D.       Maturity Date..................................................................21
                E.       Prepayment Right...............................................................21
                F.       Modification of Debenture Agreement............................................21
       6.5      Class 5 - Allowed Unsecured Claims......................................................21
                A.       Treatment Option A.............................................................21
                B.       Treatment Option B.............................................................22
       6.6      Class 6 - IEP Claimants.................................................................22
                A        Collection and Distribution Procedures.........................................22
                B.       IEP Distribution Agent Obligations.............................................23
                C.       IEP Claimants Non-Contingent Distribution Rights...............................23
                D.       IEP Contingent Distribution Rights.............................................24
                E.       Accounting Obligations.........................................................24
                F.       Limitation on Discounts........................................................25
                G.       Transfer of Collection and Distribution Power..................................25
                H.       Creation of Security Interest..................................................26
                I.       Covenants of Debtors...........................................................27
                J.       Procedure in the Event of a Default Prior to Final Decree......................28
                K.       Procedure in the Event of a Default After Final Decree.........................28
                L.       Mutual Releases................................................................28
                M.       Cancellation of Common Stock...................................................30
                N.       Binding Effect Upon All IEP Claimants..........................................30
       6.7      Class 7 - Litfunding Nevada.............................................................31
       6.8      Class 8 - Shareholders of Litfunding Nevada.............................................31


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                                                                                                       PAGE

VII.     ACCEPTANCE OR REJECTION OF THE PLAN............................................................31
         7.1      Introduction..........................................................................31
         7.2      Who May Object to Confirmation of the Plan............................................32
         7.3      Who May Vote to Accept/Reject the Plan................................................32
                  7.3.1    What Is an Allowed Claim/Interest............................................32
                  7.3.2    What Is an Impaired Class....................................................32
                  7.3.3    Who Is Not Entitled to Vote..................................................32
                  7.3.4    Who Can Vote in More than One Class..........................................33
                  7.3.5    Votes Necessary for a Class to Accept the Plan...............................33
                  7.3.6    Treatment of Nonaccepting Classes............................................33
                  7.3.7    Request for Confirmation Despite Nonacceptance by
                           Impaired Class(es)...........................................................33

VIII.    MEANS FOR IMPLEMENTING THE PLAN................................................................34
         8.1      Introduction..........................................................................34
         8.2      The Reorganized Debtors...............................................................34
         8.3      Transfer of Operating Assets..........................................................35
         8.4      Corporate Actions.....................................................................36
         8.5      Revesting in, and Transfers to, Debtors of Assets.....................................36
         8.6      Financial Resources...................................................................37
         8.7      Dismissal of Pending Actions..........................................................37

IX.      DISTRIBUTIONS     .............................................................................38
         9.1      Distribution Agent....................................................................38
         9.2      Distributions.........................................................................38
                  9.2.1    Dates of Distributions.......................................................38
                  9.2.2    Limitation on Liability......................................................38
         9.3      De Minimis Distributions..............................................................38
         9.4      Delivery of Distributions.............................................................39
         9.5      Undeliverable Distributions...........................................................39
         9.6      Disposition of Unclaimed Property.....................................................39

X.       OBJECTIONS TO CLAIMS AND DISPUTED CLAIMS.......................................................40
         10.1     Bar Date .............................................................................40
         10.2     Objections to Claims..................................................................41
         10.3     Treatment of Disputed Claims..........................................................41
                  10.3.1   No Distribution Pending Allowance............................................41
                  10.3.2   Distribution After Allowance.................................................41
                  10.3.3   Reserves for Disputed Claims.................................................41

XI.      EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......................................................41
         11.1     Executory Contracts Being Assumed.....................................................41
         11.2     Executory Contracts Being Rejected....................................................42
         11.3     Retention of Property Rights by Reorganized Debtors...................................43
         11.4     Bar Date for Rejection Damages........................................................43
         11.5     Cure Statements.......................................................................43
         11.6     Changes in Rates Subject to Regulatory Commission Approval............................44

XII.     EFFECT OF CONFIRMATION ON PLAN.................................................................44
         12.1     Discharge.............................................................................44
         12.2     Injunction............................................................................44

XII.     LIMITAITON OF LIABILITY AND RELEASES...........................................................45
         13.1     No Liability for Solicitation or Participation........................................45
         13.2     Limitation of Liability...............................................................45



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                                                                                                       PAGE

XIV.     CONDITIONS TO CONFIRMATION AND EFFECTIVENESS...................................................46
         14.1     Conditions Precedent to Plan Confirmation.............................................46
         14.2     Conditions Precedent to Plan Effectiveness............................................46
         14.3     Waiver of Conditions..................................................................46

XV.      RENTENTION OF JURISDICTION.....................................................................47
         15.1     Retention of Jurisdiction.............................................................47

XVI.     MODIFICATION OR WITHDRAWAL OF PLAN.............................................................49
         16.1     Modification of Plan..................................................................49
         16.2     Nonconsensual Confirmation............................................................49

XVII.    MISCELLANEOUS     .............................................................................49
         17.1     Payment of Statutory Fees.............................................................49
         17.2     Payment Dates.........................................................................49
         17.3     Headings .............................................................................50
         17.4     Other Documents and Actions...........................................................59
         17.5     Notices  .............................................................................50
         17.6     Governing Law.........................................................................50
         17.7     Binding Effect........................................................................50
         17.8     Successors and Assigns................................................................50
         17.9     Severability of Plan Provisions.......................................................51
         17.10    No Waiver.............................................................................51
         17.11    Inconsistencies.......................................................................51
         17.12    Exemption from Certain Transfer Taxes and Recording Fees..............................51
         17.13    Post-Confirmation Status Report.......................................................52
         17.14    Post-Confirmation Conversion/Dismissal................................................52
         17.15    Final Decree..........................................................................52





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                                        I

                                  INTRODUCTION
                                  ------------
        Litfunding Corp., a Nevada corporation ("Litfunding Nevada"), became a debtor under Chapter 11 of the United States Bankruptcy Code (the "Code") pursuant to an order for relief entered by the United States Bankruptcy Court, Central District of California, on November 19, 2003. California Litfunding, a Nevada corporation ("California Litfunding"), which is a wholly owned subsidiary of Litfunding Nevada, filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code on January 26, 2004. Both corporations are continuing to operate their businesses in the ordinary course as debtors-in-possession in their respective Chapter 11 proceedings.

         The document that you are reading is the Second Amended Joint Chapter 11 Plan of Reorganization (the "Plan"). Litfunding Nevada, and its wholly owned subsidiary, California Litfunding, are the joint proponents of this Plan (collectively the "Litfunding Companies" or the "Debtors"). The Plan provides for the preservation of the Debtors' businesses through a comprehensive reorganization and debt recapitalization. Under the Plan, the claims of creditors will be paid or otherwise satisfied on the terms provided herein.

         Enclosed in this same envelope as this document is the Debtors' Second Amended Joint Disclosure Statement (the "Disclosure Statement"). The Disclosure Statement has been approved by the Court and it is being provided along with the Plan in order to provide you with critical information about the Debtors and to help you understand the Plan. The Disclosure Statement discusses the Debtors' business, their assets and liabilities, and the results of operations. The Disclosure Statement also contains a summary and discussion of this Plan. Holders of Claims and Interests and parties to executory contracts and unexpired leases are encouraged to read the Disclosure Statement. No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith and approved for solicitation purposes by the Court have been authorized for use in soliciting acceptances or rejections of this Plan.



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                                       II

                     DEFINITIONS AND RULES OF INTERPRETATION
                     ---------------------------------------
         2.1 Definitions. The following defined terms are used in this document. Any capitalized term that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules shall the have the meaning ascribed to that term in the Bankruptcy Code or Bankruptcy Rules.
                2.1.1 Administrative Charge. The following sums that are payable to the Litfunding Companies from the Gross Collections from the Contract Pool:
--------------------------------------- ---------------------------------------
            Month                                         Amount
--------------------------------------- ---------------------------------------
March 2004                                             $375,000
--------------------------------------- ---------------------------------------
April 2004                                             $375,000
--------------------------------------- ---------------------------------------
May 2004                                               $120,000
--------------------------------------- ---------------------------------------
June 2004                                              $110,000
--------------------------------------- ---------------------------------------
July 2004                                              $100,000
--------------------------------------- ---------------------------------------
August 2004                                            $100,000
--------------------------------------- ---------------------------------------
September 2004                                         $100,000
--------------------------------------- ---------------------------------------
October 2004                                           $100,000
--------------------------------------- ---------------------------------------
November 2004                                          $100,000
--------------------------------------- ---------------------------------------
December 2004 through May 2005          If the Litfunding Companies collect at
                                        least 85% of Projected Gross Collections
                                        for the months of May through November
                                        of 2004, then $100,000. If they collect
                                        less than 85% of the Projected Gross
                                        Collections for this period, then the
                                        monthly Administrative Charge shall be
                                        this lesser percentage times the sum of
                                        $100,000, per month (e.g. If the
                                        Litfunding Companies collect 75% of the
                                        Projected Gross Collections for the May
                                        through November 2004 period, then the
                                        Administrative Charge for December of
                                        2004 through May of 2005 shall be
                                        $75,000 per month).
------------------------------------------------ -------------------------------
                2.1.2 Administrative Claim. Any Claim for any cost or expense of administration of the Cases allowable under section 330, 331, 503(b), or 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary post-petition expenses of preserving the Estates of the Debtors, any actual and necessary post-petition expenses of operating the business of the Debtors in Possession, all compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under section 330, 331, or 503 of the Bankruptcy Code and any fees or charges assessed against the Estates of the Debtors under section 1930 of title 28 of the United States Code.


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                2.1.3 Administrative Claims Bar Date. The last date or dates fixed by the Plan or the Bankruptcy Court for filing proofs or requests for payment of certain Administrative Claims pursuant to Section 4.1.2.B. of the Plan, Rule 3003(c)(3) of the Bankruptcy Rules, or any order of the Bankruptcy Court.
                2.1.4 Affiliate. As to any Person, any other Person that directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.
                2.1.5 Allowed Amount shall mean:
                 With respect to any Administrative Claim (i) if the Claim is based upon a Fee Application, the amount of such Fee Application that has been approved by a Final Order of the Bankruptcy Court; (ii) if the Claim is based upon any indebtedness or obligation incurred in the ordinary course of business of the Debtors and is not otherwise subject to an Administrative Claim Bar Date, the amount of such Claim that has been agreed to by the Debtors and such creditor, failing which, the amount thereof as fixed by a Final Order of the Bankruptcy Court; or (iii) if the Holder of such Claim was required to file and has filed proof thereof with the Bankruptcy Court prior to an Administrative Claim Bar Date, (1) the amount stated in such proof if no objection to such proof of claim is interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (2) the amount thereof as fixed by Final Order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court. The Allowed Amount of any Administrative Claim that is subject to an Administrative Claims Bar Date, and not filed by the applicable Administrative Claims Bar Date, shall be zero, and no distribution shall be made on account of any such Administrative Claim;


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                  with respect to any Claim which is not an Administrative Claim or a Deficiency Claim (an "Other Claim"): (i) if the Holder of such Other Claim did not file proof thereof with the Bankruptcy Court on or before the Claims Bar Date, the amount of such Claim as listed in the Debtors' Schedules as neither disputed, contingent or unliquidated; or (ii) if the Holder of such Claim has filed proof thereof with the Bankruptcy Court on or before the Claims Bar Date,
(a) the amount stated in such proof if no objection to such proof of claim was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Bankruptcy Court, or (b) the amount thereof as fixed by Final Order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Bankruptcy Court. The Allowed Amount of any Other Claim which is not Filed by the applicable Claims
Bar Date, is not listed on the Debtors' Schedules, is listed as disputed, unliquidated, contingent or unknown or is not allowed under the terms of this Plan shall be zero, and no distribution shall be made on account of any such Claim;

                  with respect to any Deficiency Claim, the amount thereof as fixed by Final Order of the Bankruptcy Court. The Allowed Amount of any Deficiency Claim which is not filed by the Claims Bar Date shall be zero, and no distribution shall be made on account of any such Deficiency Claim; and

                  with respect to any Interest, (i) the amount provided by or established in the records of the Debtors at the Confirmation Date, provided, however, that a timely filed proof of Interest shall supersede any listing of such Interest on the records of the Debtors; or (ii) the amount stated in a proof of Interest Filed prior to the Confirmation Date if no objection to such Interest was filed prior to the Confirmation Date or such later date as the Bankruptcy Court allows; or (iii) the amount of such Interest as fixed by a Final Order of the Bankruptcy Court.

                2.1.6 Allowed Claim or Allowed Class Claim. A Claim of the type specified or in the Class specified that is also an Allowed Claim (i.e., an Allowed Secured Claim is a Secured Claim that is also an Allowed Claim).


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                2.1.7 Allowed Claim. Except as otherwise provided in this Plan
(including with respect to those Classes for which the amount of the Allowed Claims is specified by this Plan), a Claim to the extent (and only to the extent) of the Allowed Amount of such Claim.

                2.1.8 Allowed IEP Claim. The amount owed each IEP Claimant as set forth in Exhibit "2" to the Disclosure Statement.

                2.1.9 Allowed Interest. Any Interest to the extent, and only to the extent, of the Allowed Amount of such Interest.

                2.1.10 Allowed Secured Capital Lease Claim. The Allowed Secured Claim of a claimant under a capital lease, which Allowed Secured Claim shall be equal to the fair market value of the property subject to the capital lease.

                2.1.11 Allowed. When used to describe a Claim or Claims, such Claim or Claims, to the extent that it or they are an "Allowed Claim" or "Allowed Claims."

                2.1.12 Bankruptcy Code. The Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., as applicable to the Cases. The Bankruptcy Code is referenced herein as the "Bankruptcy Code" or the "Code".

                2.1.13 Bankruptcy Court. The United States Bankruptcy Court for the Central District of California, having jurisdiction over the Cases and, to the extent of any withdrawal of the reference made pursuant to section 157 of title 28 of the United States Code, the United States District Court for the Central District of California; or, in the event such courts cease to exercise jurisdiction over the Cases, such court or unit thereof that exercises jurisdiction over the Cases in lieu thereof.

                2.1.14 Bankruptcy Rules. Collectively, as now in effect or hereafter amended and as applicable to the Cases, (i) the Federal Rules of Bankruptcy Procedure, and (ii) the Local Bankruptcy Rules and General Orders applicable to cases pending before the Bankruptcy Court.

                2.1.15 Business Day. Any day, other than a Saturday, a Sunday or a "legal holiday," as defined in Bankruptcy Rule 9006(a).

                2.1.16 California Litfunding. California Litfunding, a Nevada corporation.

                2.1.17 Cases. The Chapter 11 cases of the Debtors.


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                2.1.18 Cash. Currency of the United States of America and cash equivalents, including, but not limited to, bank deposits, immediately available or cleared checks, drafts, wire transfers and other similar forms of payment.

                2.1.19 Claim. This term shall have the broadest possible meaning under section 101(5) of the Bankruptcy Code, and shall include (a) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

                2.1.20 Claimant Allocation And Distribution Agreement. An agreement by and between the IEP Distribution Agent and the IEP Claimants in substantially the form attached to the Disclosure Statement as Exhibit "6".

                2.1.21 Claims Bar Date. For any Claim other than an Administrative Claim, April 29, 2004, or such other deadline for filing such Claim as has been established under any order of the Bankruptcy Court.

                2.1.22 Claims Objection Deadline. The later of (i) the one hundred eightieth (180th) day after the Effective Date; (ii) with respect to a specific Claim, the one-hundred eightieth (180th) day after proof of such Claim is filed, or (iii) such greater period of limitation as may be fixed or extended by the Bankruptcy Court or by agreement between a Debtor or Reorganized Debtor and the Holder of the Claim.

                2.1.23 Class. Each group of Claims or Interests classified in
Article V of the Plan pursuant to sections 1122 and 1123 of the Bankruptcy Code.

                2.1.24 Common Stock. The common stock of Litfunding Corp., a Nevada corporation.

                2.1.25 Concentration Account. An account entitled "Litfunding Companies Concentration Account" into which all Gross Collections shall be deposited, which has been established at Bank of the West. Or any successor-account at an FDIC insured financial institution into which all Gross Collections shall be deposited, which is approved of by the IEP Distribution Agent. However, such approval shall not be unreasonably withheld.


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                2.1.26 Confirmation Date. The date on which the Confirmation
Order is entered in the Bankruptcy Court's docket.

                2.1.27 Confirmation Order. The order entered by the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code, which order shall be submitted to the Court in form and substance reasonably satisfactory to the Debtors.

                2.1.28 Contingent Administrative Note. The promissory note attached to the Disclosure Statement as Exhibit "5".

                2.1.29 Contract Pool. The pool of all Settlement Agreements in existence as of the February 26, 2004.

                2.1.30 Creditor. Any Person who is the Holder of a Claim against any Debtor that arose or accrued or is deemed to have arisen or accrued or to have matured, or otherwise become due, owing, and payable on or before the Petition Date, including, without limitation, Claims of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

                2.1.31 Debenture Agreement. That certain Debenture Agreement dated December 1, 2002, by and among California Litfunding and the Debenture Holders.

                2.1.32 Debenture Holders. The claimants holding claims under the Debenture Agreement.

                2.1.33 Debtor(s). Litfunding Nevada and California Litfunding.

                2.1.34 Debtors-in-Possession. The Debtors when each is acting in the capacity of representative of the Estates in the Cases.

                2.1.35 Disputed Administrative Claim. Any Administrative Claim that is not an Allowed Administrative Claim.

                2.1.36 Disputed Claim. All or any part of a Claim other than any Allowed Amount thereof as to which any one of the following applies: (i) no proof of claim has been filed with respect to such Claim, and either (a) the Claim is not listed in the Schedules, or (b) the Claim is listed in the Schedules as unliquidated, disputed, contingent, unknown or in a zero amount,


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

(ii) the Claim is the subject of a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, any applicable order of the Bankruptcy Court, or the Plan which is Filed on or before the Claims Objection Deadline, which objection or request for estimation has not been withdrawn or determined by a Final Order, or (iii) the Claim is otherwise treated as a "Disputed Claim" pursuant to this Plan. In addition, prior to the earlier of (i) the Claims Objection Deadline, and (ii) such date as the Bankruptcy Court allows the Claim pursuant to a Final Order, any Claim whose Allowed Amount is not specified under the Plan that is evidenced by a proof of claim shall be deemed a Disputed Claim for purposes of calculating and making any distributions under this Plan if: (a) no Claim corresponding to the proof of claim is listed in the Schedules, (b) the Claim corresponding to the proof of claim is listed in the Schedules as disputed, contingent, unliquidated, unknown, or in a zero amount, (c) the amount of the Claim as specified in the proof of claim exceeds the amount of any corresponding Claim listed in the Schedules as not disputed, not contingent, and liquidated, but only to such extent, or (d) the priority or classification of the Claim as specified in the proof of claim differs from the priority of any corresponding Claim listed in the Schedules.

                2.1.37 Disputed Claim or Disputed Class Claim. A Claim of the type specified or in the Class specified that is also a Disputed Claim (i.e., a Disputed Tax Claim is a Tax Claim that is also a Disputed Claim).

                2.1.38 Distribution Date. With respect to any Claim or Interest, the date on which a distribution under the Plan is to be made. For purposes of making distributions on the "next Distribution Date" with respect to Unclaimed Property or Disputed Claims, the "next Distribution Date" shall be deemed to occur on the one hundred eightieth (180th) day following (1) the date on which the Unclaimed Property is claimed by its valid owner; or (ii) the date on which a Disputed Claim becomes an Allowed Claim, in whole or in part.

                2.1.39 Gap Claims. Claims that arose against Litfunding Nevada after April 2, 2003, but prior to November 19, 2003, for goods or services provided to Litfunding Nevada in the ordinary course of business.

                2.1.40 Effective Date. The third day (3rd) after the Confirmation Date.


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                2.1.41 Estates. The bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

                2.1.42 Fee Applications. Applications of Professional Persons under sections 330, 331 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Cases.

                2.1.43 Fee Claim. A Claim under sections 330 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Cases.

                2.1.44 Filed. Delivered to, received by and entered upon the legal docket by the Clerk of the Bankruptcy Court. "File" shall have a correlative meaning.

                2.1.45 Final Order. A judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal as to which no appeal, petition for certiorari, or other proceedings for re-argument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors, or, in the event that an appeal, writ of certiorari, or re-argument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari, re-argument, or rehearing has been denied, and the time to take any further appeal, petition for certiorari, or move for re-argument or rehearing shall have expired. 2.1.46 Gross Collections. The gross sum collected from the Contract Pool.

                2.1.47 Holder. The beneficial owner of any Claim or Interest.

                2.1.48 IEP Claimant. One of the Claimants listed on Exhibit "1" to the Disclosure Statement.

                2.1.49 IEP Claimants. The Claimants listed on Exhibit "1" to the Disclosure Statement.

                2.1.50 IEP Claims Bar Date. The last date on which any IEP Claimant who dispute the amount of their claim as fixed in Exhibit "2" to the Disclosure Statement (Exhibits "2.1", "2.2" and "2.3" inclusive) must file a claim asserting that a different sum is due to such claimant(s). THE IEP CLAIMS BAR DATE IS APRIL 29, 2004.


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                2.1.51 IEP Contract. An Investment/Equity Participation
Agreement entered into between an IEP Claimant and either of the Debtors.

                2.1.52 IEP Distribution Account. An account designated by the IEP Distribution Agent at an FDIC insured financial institution, which shall be subject to the control of the IEP Distribution Agent, as agent for the IEP Claimants.

                2.1.53 IEP Distribution Agent. Gumbiner, Savett, Finkel, Fingleson & Rose, Inc. and Linda Maigret, or such other agent(s) as may be designated by counsel for the IEP Claimants, Levene, Neale, Bender, Rankin & Brill, LLP, in writing.

                2.1.54 IEP Plan Note. The form of promissory note executed in favor of the IEP Claimants attached to the Disclosure Statement as Exhibit "4".

                2.1.55 IEP Settlement Agreement. The Settlement Agreement set forth in that certain letter dated February 26, 2004 by and between the IEP Claimants and the Debtors a copy of which is attached to the Disclosure Statement as Exhibit "3".

                2.1.56 Interest. (A) Any equity security or interest of or in any Debtor within the meaning, of Section 101(16) of the Bankruptcy Code, including, without limitation, any equity interest in any of the Debtors, whether in the form of common or preferred stock, stock options, warrants, partnership interests, membership interests, or any other equity security or interest.

                2.1.57 Involuntary Petition. The involuntary petition filed against Litfunding Nevada on April 2, 2003, by the Petitioning Creditors.

                2.1.58 Litfunding Nevada. Litfunding Corp., a Nevada corporation, one of the Debtors.

                2.1.59 Litfunding Nevada Shareholders. The shareholders owning Interests in Litfunding Nevada.

                2.1.60 Net Collections. The Gross Collections received from the Contract Pool, less the Administrative Charge, and the Unsecured Creditors' Allocation.

                2.1.61 Order For Relief Date. November 19, 2003, the date on which an order was entered by the United States Bankruptcy Court placing Litfunding Nevada into a Chapter 11 proceeding.

                2.1.62 Person. An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, governmental unit, Committee or other entity of whatever nature.

                2.1.63 Petitioning Creditors. The following parties that filed the Involuntary Petition: Lauren & Associates; Joseph M. Russell; Richard Coren; Paul Trent; Robin Eibl; Kempten International Limited; Ken Yamamoto; Richard Schwartz; Stanley Tomchin; Worldwide Information Promotion, Ltd.; J&S Investments; Vicky Till; Elliot Kalt; Debra Naish; Grasscourt, Inc.; and Sidney Azrillant.

                2.1.64 Petition Date - California Litfunding. January 26, 2004, the date on which California Litfunding filed its petition for relief under Chapter 11 of the Bankruptcy Code.

                2.1.65 Petition Date - Litfunding Nevada. April 2, 2003, the date on which an involuntary petition was filed against Litfunding Nevada

                2.1.66 Plan. The "Debtors' Second Amended Joint Chapter 11 Plan of Reorganization," together with the Exhibits to the Disclosure Statement, as the same may be amended or modified from time to time.

                2.1.67 Plan Distribution Agent. California Litfunding shall make all distributions provided for under the Plan, excepting distributions from the IEP Distribution Account, which shall be the sole responsibility of the IEP Distribution Agent.

                2.1.68 Priority Claim. Any Claim, other than an Administrative Claim or a Tax Claim, to the extent entitled to priority under Section 507(a) of the Bankruptcy Code.

                2.1.69 Pro Rata. Proportionately, so that with respect to any distribution in respect of any Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Allowed Claim to (ii) the amount of such Allowed Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the Class or Classes sharing in such distribution to (ii) the amount of all Allowed Claims in such Class or Classes.

                2.1.70 Professional Fees. All Allowed Claims for compensation and for reimbursement of expenses under Sections 328, 330 and/or 503(b) of the Bankruptcy Code.

                2.1.71 Professional. A Person or Entity (a) employed by the Debtors in Possession or the Committee pursuant to a Final Order in accordance with Sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b) of the Bankruptcy Code.

                2.1.72 Projected Gross Collections. The Gross Collections that the Debtors have projected they will collect from the Contract Pool on Exhibit "10" to the Disclosure Statement. Eighty-five percent (85%) of the Projected Gross Collections for the period of May 2004 through November 2004 is $15,889,669.

                2.1.73 Reorganized Debtors. The Debtors, as reorganized under the terms of the Plan on and after the Effective Date, and any successors thereto by merger, consolidation, acquisition, or otherwise.

                2.1.74 Reorganized California Litfunding. California Litfunding, as reorganized on and after the Effective Date.

                2.1.75 Reorganized Litfunding Nevada. Litfunding Nevada, as reorganized on and after the Effective Date.

                2.1.76 Schedules. The schedules of assets and liabilities and list of equity security holders Filed by the Debtors, as required by section 521(1) of the Bankruptcy Code, Bankruptcy Rules 1007(a)(3) and (b)(1), and Official Bankruptcy Form No. 6, as amended from time to time.

                2.1.77 Secured Claim. Any Claim, including interest, fees, costs, and charges to the extent allowable pursuant to Bankruptcy Code section 506(b) and the Plan, that is secured by a valid and unavoidable Lien on property in which the Debtors have, or any of them or any Estate has, an interest or that is subject to recoupment or setoff under Section 553 of the Bankruptcy Code, to the extent of the value of such Holder's interest in the Debtors', any Debtor's or any Estate's interest in the property, determined pursuant to Section 506(a) of the Bankruptcy Code.

                2.1.78 Servicing Agreement. An agreement by and between the IEP Distribution Agent and the IEP Claimants in substantially the form attached to the Disclosure Statement as Exhibit "7".

                2.1.79 Settlement Agreement. An agreement between either or both of the Debtors on the one hand, and a party/plaintiff, or lawyer or law firm on the other, pursuant to which either or both of the Debtors invested in the anticipated litigation recovery from one or more lawsuits.

                2.1.80 Seven Dollar Stock IEP Claimants. The IEP Claimants who are listed on Exhibit "2.3" to the Disclosure Statement.

                2.1.81 Tax. Any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax. "Tax" shall include any interest or additions attributable to, or imposed on or with respect to such assessments.

                2.1.82 Tax Claim. Any Claim for any Tax to the extent that it is entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

                2.1.83 Unclaimed Property. All Cash deemed to be "Unclaimed Property" pursuant to Sections 9.6 and 9.7 of the Plan.

                2.1.84 Unsecured Claim. A Claim against any Debtor that is not
(a) a Secured Claim, (b) an Administrative Claim, (c) a Tax Claim or (d) a Priority Claim.

                2.1.85 Unsecured Creditors Allocation. A monthly charge payable from the Gross Collections after the Administrative Charge is paid. This charge shall be equal to the lesser of ten percent (10%) of the Gross Collections received each month or twenty thousand dollars ($20,000). This charge shall be attributable to the Gross Collections received during the month of October 2004 through and including October 2005.

        2.2 Rules of Construction. For purposes of the Plan and the Disclosure Statement, unless otherwise provided herein, (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter; (c) any reference in the Plan or the Disclosure Statement to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to the Plan; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns; (e) except as otherwise indicated herein all references in the Plan or the Disclosure Statement to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words "therein," "thereunder" and "thereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; and (g) unless otherwise provided in the Plan or the Disclosure Statement, any reference in the Plan or the Disclosure Statement to a contract, instrument, release, indenture, agreement, or other document being in a particular form or on particular terms and conditions means that such document shall be substantially and materially in such form or substantially and materially on such terms and conditions; (iii) any reference in the Plan or the Disclosure Statement to a document, schedule, or exhibit to the Plan, or Disclosure Statement Filed or to be Filed means such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; and (vii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the extent such rules are not inconsistent with the express terms of the Plan or the Disclosure Statement or any other provision in this Section 2.2.

        2.3 Exhibits. All Exhibits to the Plan are incorporated into and are a part of the Plan as if set forth in full therein, and all exhibits in and attached to the Disclosure Statement are incorporated into and are part of the Plan as if set forth in full therein. Further, any reference herein to an exhibit number includes that exhibit and all subparts. Accordingly, a reference to Exhibit "2" to the Disclosure Statement includes Exhibits "2.1", "2.2" and "2.3".


                                       III

                                   JOINT PLAN
                                   ----------
        Litfunding Nevada and Litfunding California are two legally separate entities. Therefore, they are filing this Plan jointly. However, the Debtors' bankruptcy estates have been substantively consolidated pursuant to an order entered by the United States Bankruptcy Court on February 5, 2004. Pursuant to this order, the assets and liabilities of the two entities have been consolidated during the pendency of their bankruptcy proceedings, and all allowed claims against the Debtors, individually and collectively, will be paid from the consolidated assets of the two entities.

                                       IV

                               UNCLASSIFIED CLAIMS
                               -------------------
         As required by the Code, the Plan places claims and interests into various Classes according to their right to priority. However, certain types of claims are not classified in any Classes under the Plan. These claims are deemed "unclassified" under the provisions of the Code. They are not considered impaired and they do not vote on the Plan, because they are automatically entitled to specific treatment provided for them in the Code. As such, the Debtors have not placed the following claims in a class. The treatment of these unclassified claims is as provided below.

        4.1 Administrative Claims. Administrative Claims are claims for the expenses of administering the Debtors' Cases that are allowed under Code section 507(a)(1) and "Gap Period" claims allowed under Code section 507(a)(2). The Code requires that all Administrative Claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment. The treatment of Administrative Claims is as described below.

        4.1.2 Administrative Claims.

                A. Payment Generally. Except to the extent that the Holder of an Allowed Administrative Claim agrees to a different treatment, and subject to the bar dates for Administrative Claims set forth in the following Sections, the Distribution Agent shall pay each Allowed Administrative Claim in full, in Cash, on the later of (i) the Effective Date, (ii) within ten (10) Business Days after the date such Administrative Claim becomes an Allowed Administrative Claim, or
(iii) the date such Allowed Administrative Claim becomes due according to its terms. Notwithstanding the foregoing, any Allowed Administrative Claim representing obligations incurred in the ordinary course of post-petition business by the Debtors in Possession (including without limitation post-petition trade obligations and routine post-petition payroll obligations) shall be paid in full or performed by the Reorganized Debtors in the ordinary course of business, in accordance with the terms of the particular obligation.

        B. Administrative Claims Bar Date.
                (i) General Administrative Claims Bar Date. All applications for final compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 507(b) of the Bankruptcy Code (except only for (i) post-petition, ordinary course trade obligations and routine post-petition payroll obligations incurred in the ordinary course of the Debtors' post-petition business, for which no bar date shall apply, and (ii) post-petition tax obligations, for which the bar date described in the following Section shall apply) shall be Filed with the Bankruptcy Court and served upon the Reorganized Debtors no later than sixty (60) days after the Effective Date (the "General Administrative Claims Bar Date"), unless such date is extended by the Bankruptcy Court after notice to the Reorganized Debtors. Any such request for payment of an Administrative Claim that is subject to the General Administrative Claims Bar Date and that is not Filed and served on or before the General Administrative Claims Bar Date shall be forever barred; any party that seeks payment of Administrative Claims that (i) is required to file a request for payment of such Administrative Claims and (ii) does not file such a request by the deadline established herein shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, their estates, or any of their property.

                (ii) Administrative Tax Claims Bar Date. All requests for payment of Administrative Claims by a governmental unit for Taxes (and for interest and/or penalties related to such Taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Tax Administrative Claims") and for which no bar date has otherwise previously been established, must be filed and served on the Reorganized Debtors on or before the later of
(i) sixty (60) days following the Effective Date; and (ii) 180 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Tax Administrative Claims that is required to file a request for payment of such taxes and does not file and properly serve such a request by the applicable bar date shall be forever barred from asserting any such Tax Administrative Claims against the Debtors, Reorganized Debtors, their estates, or their property.

        4.2 Priority Tax Claims. Priority Tax Claims are certain unsecured income, employment and other taxes described by Code Section 507(a)(8). The Code requires that each holder of such a section 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments, over a period not exceeding six (6) years from the date of the assessment of such tax. The total claims of this nature are estimated to be zero. However, to the extent that any such claims arise, they shall be treated in the following manner under the Plan. At the election of the Debtors, the Holder of each Allowed Priority Tax Claim shall be entitled to receive, on account of such Claim, (i) equal cash payments on the last Business Day of each three-month period following the Effective Date, during a period not to exceed six years after the assessment of the Tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any unpaid balance from the Effective Date, calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (ii) such other treatment agreed to by the Holder of the Allowed Priority Tax Claim and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date) than the treatment set forth in clause (i) hereof, or
(iii) payment of the full Allowed Priority Tax Claim in Cash.

                                        V

                     CLASSIFICATION OF CLAIMS AND INTERESTS
                     --------------------------------------

        5.1 General Overview. As required by the Code, the Plan places claims and interests into various Classes according to their right to priority and other relative rights. The Plan specifies whether each Class of claims or interests is impaired or unimpaired, and the Plan sets forth the treatment each Class will receive. The table below lists the Classes of Claims established under the Plan and states whether each particular Class is impaired or left unimpaired by the Plan. A Class is "unimpaired" if the Plan leaves unaltered the legal, equitable and contractual rights to which the Holders of claims or interests in the Class are entitled, with certain exceptions specified in the Bankruptcy Code.

======== ===================================================== ================
CLASS                       CLAIMANTS                            IMPAIRED OR
                                                                 UNIMPAIRED
-------- ----------------------------------------------------- ----------------
  1      Qwest Communications as the holder of an Allowed         Impaired
         Secured Capital Lease Claim
-------- ----------------------------------------------------- ----------------
  2      Mercedes Benz Credit                                     Impaired
-------- ----------------------------------------------------- ----------------
  3      Allowed Priority Claims that fall within Code            Unimpaired
         Sections 507(a)(3), (4), (5), (6), and (7)
-------- ----------------------------------------------------- ----------------
  4      Debenture Holders                                        Impaired
-------- ----------------------------------------------------- ----------------
  5      Allowed Unsecured Creditors                              Impaired
-------- ----------------------------------------------------- ----------------
  6      IEP Claimants                                            Impaired
-------- ----------------------------------------------------- ----------------
  7      Common Stock Interest that Litfunding Nevada             Unimpaired
         holds in California Litfunding
-------- ----------------------------------------------------- ----------------
  8      Common Stock Interests that shareholders hold            Unimpaired
         in Litfunding Nevada
======== ======================================================================

                                    VI

              PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS
              ----------------------------------------------------

        6.1 Class 1 - Qwest Communications. Class 1 is comprised of Qwest Communications ("Qwest"), as the holder of an Allowed Secured Claim under a capital lease. The Claim held by Qwest is secured by a first priority lien against the telephone system owned by California Litfunding that is located within California Litfunding's office. Qwest does not qualify as "insider" of the Debtors as that term is defined in 11 U.S.C. ss. 101. Qwest shall retain its lien under the Plan and the Claim held by Qwest shall continue to be paid in accordance with the terms of its prepetition contract subject to the following exception. The prepetition arrearage owed to this claimant shall be cured in three consecutive equal monthly installments payable on the fifteen (15th) day of each month. The first payment shall be due and payable on fifteenth (15th) day of the first full month after the Effective Date.

        6.2 Class 2 - Mercedes Benz Credit. Class 2 is comprised of Mercedes Benz Credit ("Mercedes"), as the holder of an Allowed Secured Claim under a capital lease. The Claim held by Mercedes is secured by a first priority lien against a Mercedes Benz automobile (model CLK CD) owned by California Litfunding. Mercedes does not qualify as "insider" of the Debtors as that term is defined in 11 U.S.C. ss. 101. Mercedes shall retain its lien under the Plan and the Claim held by Mercedes shall continue to be paid in accordance with the terms of its prepetition contract subject to the following exception. The prepetition arrearage owed to this claimant shall be cured in three consecutive equal monthly installments payable on the fifteen (15th) day of each month. The first payment shall be due and payable on fifteenth (15th) day of the first full month after the Effective Date.

         6.3      Class 3 - Allowed Priority Claims.
                  ---------------------------------
                  A. In General. Certain Holders of Priority Claims that are referred to in Code Sections 507(a)(3), (4), (5), (6), and (7) are required to be placed in classes. These types of claims are entitled to priority treatment. The Code requires that each holder of such a claim receive cash on the Effective Date equal to the allowed amount of such claim. However, a class of unsecured priority claim holders may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the Allowed Amount of such Claims.

                  B. Treatment. Each Holder of an Allowed Priority Claim in Class 3 shall be paid (a) the full amount of such Allowed Priority Claim in Cash on the later of (i) the Effective Date, (ii) the date such Claim becomes an Allowed Priority Claim or (iii) the date such Allowed Priority Claim becomes payable in accordance with the terms governing such Allowed Priority Claim, or
(b) upon such other less favorable terms as may be agreed to by such Holder and the Reorganized Debtors.

         6.4 Class 4 - Debenture Holders. Class 4 is comprised of the Debenture Holders. None of the Debenture Holders qualifies as an "insider" of the Debtors as that term is defined in 11 U.S.C.ss. 101. The Allowed Unsecured Claims of the Debenture Holder shall be paid in full over a period of approximately 4 years. The payment terms and conditions are the following:

                  A. Allowed Amounts of Claim. The Allowed Unsecured Claims of the Class 4 claimants shall be equal to the sum of the principal balance of the Claims plus any accrued but unpaid interest through the Effective Date, calculated at the non-default rate of interest in the Debenture Agreement.

                  B. Interest Rate. From and after the Effective Date, the Allowed Unsecured Claims of the Class 4 claimants (exclusive of post-Effective Date interest, fees and charges that are not past due) shall bear interest at nine percent (9%) per annum;

                  C. Debt Service. From and after the Effective Date, semi-annual payments shall be made on the Allowed Unsecured Claims of the Class 4 claimants equal to the interest accrued thereon after the Effective Date until the maturity date of such claims. The semi-annual payments shall be due and payable on the fifteenth (15th) day of June and December of each year. The first payment shall be due and payable on June 15, 2004.

                  D. Maturity Date. The balance owed on the Allowed Unsecured Claims held by the Class 4 claimants shall be paid in full on the fifteenth
(15th) day of June, 2008.

                  E. Prepayment Right. California Litfunding shall have the right to prepay the Allowed Unsecured Claims of the Class 4 claimants at any time, without penalty.

                  F. Modification of Debenture Agreement. As of the Effective Date the Debenture Agreement shall be deemed modified by the terms of the Plan.

         6.5 Class 5 - Allowed Unsecured Claims. Class 5 consists of all Allowed Unsecured Claims, excluding the Claims within Classes 3, 4 and 6, but including allowed Gap Claims held by claimants that elect into this class. Each Holder of an Allowed Unsecured Claim within Class 5 shall receive, on account of, and in full satisfaction of such Allowed Unsecured Claims, Cash in an amount equal to one hundred percent (100%) of the principal balance of such Holder's Allowed Unsecured Claims, and a distribution of Common Stock in full satisfaction of their claims. The distributions payable to the Class 5 claimants shall be made in accordance with either treatment Option A or Option B, with each claimant having the right to affirmatively elect between the two treatment options:

                  A. Treatment Option A: Under Treatment Option A, the electing Class 5 claimants will receive a distribution comprised of a combination of Cash and Common Stock. The Cash portion of the treatment will equal 100% of the principal balance of the allowed claims within this class, and it will be paid in accordance with the following schedule:

----------------------------------- --------------------------------------------
          Payment Date                            Payment Amount
----------------------------------- --------------------------------------------
Later of June 15, 2004, or 10 days    5% of Principal Balance of Allowed Claim
after the Effective Date
----------------------------------- --------------------------------------------
December 15, 2004                     5% of Principal Balance of Allowed Claim
----------------------------------- --------------------------------------------
March 15, 2005                        5% of Principal Balance of Allowed Claim
----------------------------------- --------------------------------------------
June 15, 2005                         10% of Principal Balance of Allowed Claim
----------------------------------- --------------------------------------------
October 15, 2005                      20% of Principal Balance of Allowed Claim
----------------------------------- --------------------------------------------
December 15, 2005                     The balance owed on the Principal Balance
                                      of Allowed Claim
----------------------------------- --------------------------------------------

              The distribution of Common Stock under Option A will be one (1) share of Common Stock for each dollar of allowed claim. The Common Stock would be distributed within ten (10) business days after the Effective Date.

                  B. Treatment Option B: Under Treatment Option B, the electing Class 5 claimants will receive a distribution comprised of a combination of Cash and Common Stock. The Cash portion of the treatment will equal 100% of the principal balance of the allowed claims within this class, and it will be paid in accordance with the following schedule:

-------------------------------- ----------------------------------------------
           Payment Date                  Payment Amount
-------------------------------- ----------------------------------------------
Later of June 15, 2004, or 10    15% of Principal Balance of Allowed Claim
days after the Effective Date
-------------------------------- ----------------------------------------------
December 15, 2004                5% of Principal Balance of Allowed Claim
-------------------------------- ----------------------------------------------
March 15, 2005                   5% of Principal Balance of Allowed Claim
-------------------------------- ----------------------------------------------
June 15, 2005                    10% of Principal Balance of Allowed Claim
-------------------------------- ----------------------------------------------
October 15, 2005                 20% of Principal Balance of Allowed Claim
-------------------------------- ----------------------------------------------
December 15, 2005                The balance owed on the Principal Balance of
                                 Allowed Claim
-------------------------------- ----------------------------------------------
              The distribution of Common Stock under Option B will be one share
(1) of common stock for each four dollars of allowed claim. The Common Stock would be distributed within ten (10) business days after the Effective Date.

              The foregoing treatment shall be in full satisfaction of the Class 5 claimants' Allowed Claims.

        6.6 Class 6 - IEP Claimants. Class 6 consists of the holders of Allowed IEP Claims. The following provisions shall govern the treatment of the Allowed IEP Claims.

                  A. Collection And Distribution Procedures. All Gross Collections shall be deposited each day into the Concentration Account. To facilitate the orderly collection of Gross Collections, the Debtors shall transmit a letter to all parties to open Settlement Agreements, directing parties to remit all such funds payable to the Debtors under such contracts, in the form of a check, payable to the Concentration Account. If for any reason, the Debtors receive a payment on account of a Settlement Agreement that is not made payable to the Concentration Account, the Debtors shall promptly deposit this check into such account.

                  Each month, the Administrative Charge for that month, and in the months when it is payable, the Unsecured Creditor Allocation, shall be wired from the Concentration Account to the Debtors each month before any other distributions are made from the account. No other distribution of any kind shall be made from the Concentration Account to the Debtors, without the written consent of the IEP Distribution Agent.

                  All Net Collections in the Concentration Account (Gross Collections less any applicable Administrative Charge and Unsecured Creditor Allocation), in excess of a reserve of five thousand dollars ($5,000), shall be wired to the IEP Distribution Account by the twenty-fifth (25th) day of each month. The IEP Distribution Agent shall apply all sums wired into the IEP Distribution Account as a credit against the balance owed on the IEP Plan Note, whether or not such sums are ultimately distributed by the IEP Distribution Agent in accordance with his contractual obligations under this Plan, and under any contract with the IEP Claimants. Accordingly, the Debtors' obligations under the Plan to the IEP Claimants shall be deemed fully satisfied when the deposits made to the IEP Distribution Account equal the balance owed under the terms of the IEP Plan Note.

                  B. IEP Distribution Agent Obligations. The IEP Distribution Agent shall make monthly distributions to the IEP Claimants in accordance with the Claimant Allocation And Distribution Agreement substantially in the form of Exhibit "6" to the Disclosure Statement. However, the Debtors shall not be responsible for enforcing the IEP Distribution Agent's obligation to distribute the funds from the IEP Distribution Account, and the Debtors shall not be liable for any actions by such agent, whether nonfeasance of malfeasance.

                  C. IEP Claimants Non-Contingent Distribution Rights. The rights of the IEP Claimants are limited to those set forth herein and in the IEP Plan Note, and in the Contingent Administrative Note. As indicated above, all Gross Collections shall be deposited into the Concentration Account. Thereafter, all Gross Collections, less only the Administrative Charge and Unsecured Creditor Allocation, will be wired to the IEP Distribution Account monthly. Each deposit into the IEP Distribution Account shall be deemed applied against the balance due on the IEP Plan Note when the same is deposited into the IEP Distribution Account. The IEP Distribution Agent shall be responsible for distributing the funds deposited into the IEP Distribution Account to the holders of IEP Allowed Claims, pursuant to the Claimant Allocation And Distribution Agreement.

                  As more fully set forth in the IEP Plan Note, the claims held by the IEP Claimants, except as provided in paragraph D below, are non-recourse. Accordingly, the interest rate provided for in the IEP Plan Note is not usurious. The IEP Claimants are entitled to be paid solely from the Gross Collections. Once all Gross Collections, less the Administrative Charge and Unsecured Creditor Allocation provided for in the Plan, have been deposited into the IEP Distribution Account, all IEP Allowed Claims shall be deemed paid in full, except as provided for in paragraph D below.

                  D. IEP Contingent Distribution Rights. In the event that the balance due on the IEP Plan Note is not paid in full, the IEP Claimants shall, collectively, have a recourse claim against the Debtors equal to the lesser of the unpaid balance on the IEP Plan Note, or the aggregate of Administrative Charge, plus the Unsecured Creditors Allocation, paid to the Debtors under the terms of the Plan. This claim shall be incorporated into, and governed by, the terms of the Contingent Administrative Note attached to the Disclosure Statement as Exhibit "5".

                  E. Accounting Obligations. On or before the twenty-fifth
(25th) day of each month, the Debtors shall provide the IEP Distribution Agent a copy of the bank statement for the Concentration Account for the immediately preceding month, and copies of all checks reflecting Gross Collections. On or before the twenty-fifth (25th) day of each month, the IEP Distribution Agent shall provide the Debtors copies of the bank statement for the IEP Distribution Account, and copies of all checks issued to IEP Claimants. The IEP Distribution Agent shall provide the Debtors a quarterly accounting reflecting the balance owed on the IEP Plan Note based upon distributions to date. The IEP Distribution Agent shall be entitled to inspect, review and audit the deposits to, and distributions from, the Concentration Account , and to review and inspect and audit the Debtors other books and records relating to the state of the Contract Pool and the collections received from the same, on twenty-four hours notice to the Debtors.

                  F. Limitation on Discounts. The Debtors may not reduce the amount payable under the terms of any Settlement Agreement by more than ten percent (10%) without the prior written consent of the IEP Distribution Agent, or the entry of an order of the United States Bankruptcy Court approving any such reduction, after a hearing on not less than ten (10) days notice to the IEP Claimants. However, if the amount of any obligation provided for in a Settlement Agreement is reduced by an order or judgment, whether rendered by a court of competent jurisdiction, or by an arbitrator, this reduction shall not be subject to the foregoing limitation.

                  G. Transfer of Collection And Distribution Power. In the event that the Debtors are unable to adequately monitor and collect upon the Contract Pool, the Debtors may voluntarily transfer this responsibility to the IEP Distribution Agent. In the event that the Debtors make such an election, sole responsibility for collection upon the Contract Pool shall be vested in the IEP Distribution Agent, and such agent shall have the right to use all sums reasonably necessary, from the Gross Collections, to perform this task. In the event of such a voluntary transfer of control, the IEP Distribution Agent may terminate his obligations at any time, for any reason, on notice to the Debtors. Further, once the IEP Distribution Agent collects sufficient funds to fully retire the IEP Plan Note, then his responsibilities shall terminate, and the IEP Claimants shall have no further rights against the Contract Pool or against the Debtors. In the event of any such voluntary transfer of control, the Debtors shall forfeit the right to receive the Administrative Charge, and the Debtors shall turnover to the IEP Distribution Agent all of the books and records necessary to enable him to takeover the process of monitoring and collecting the funds payable from the Contract Pool, including but not limited to all of the Settlement Agreements. In the event that the IEP Distribution Agent collects more than the balance owed on the IEP Plan Note, this excess shall be turned over to the Debtors.

                  In the event that IEP Claimants conclude, in good faith, that the Debtors lack the ability to adequately monitor the Contract Pool, and to collect the funds owed to the Debtors under the terms of the Settlement Agreements, the IEP Claimants may file a motion with the United States Bankruptcy Court seeking to transfer control over the monitoring and collection of the Contract Pool to the IEP Distribution Agent, or another competent party. The Court shall retain jurisdiction to rule upon and determine any such motion until the later of the date the IEP Plan Note is paid in full, or the Contingent Administrative Charge Note is paid in full.

                  H. Creation of Security Interest. To secure the repayment of all indebtedness owing by Debtors under the Plan, the IEP Plan Note and the Contingent Administrative Note to the IEP Claimants ("Debtor Notes"), and to secure the payment and performance of all other obligations of Debtors, and each of them, to IEP Claimants, Debtors hereby grant to the IEP Distribution Agent (and to any and all agents ("Agents") appointed by IEP Claimants to administer, allocate and disburse Settlement Proceeds, as hereinafter defined), an unavoidable first priority perfected security interest in the Contract Pool, all Settlement Agreements within the Contract Pool, the Concentration Account, and all proceeds of the foregoing arising after February 26, 2004 (collectively the "Collateral"). Notwithstanding anything to the contrary herein, the foregoing lien rights only extend to the Collateral. It does not attach to any Settlement Agreements entered into after February 26, 2004, and such lien rights do not attach to any other property of the Debtors, including the Administrative Charge or the Unsecured Creditor Allocation, or any proceeds of the same, or any accounts in which the Debtors hold any interest in, excepting the Concentration Account. The Terms used in this paragraph to describe Collateral have the meanings assigned to such terms, as applicable, under the Uniform Commercial Code governing the creation and perfection of the foregoing security interest in favor of IEP Distribution Agent. The lien rights granted to the IEP Distribution Agent are more fully described in that certain Security Agreement attached to the Disclosure Statement as Exhibit "8".

                  Debtors shall execute and deliver to the IEP Distribution Agent all such documents reasonably necessary and appropriate to create, perfect and maintain the security interest in the Collateral, and authorize the IEP Distribution Agent to file, in all relevant jurisdictions, all such financing statements and amendments of financing statements, and to deliver all such assignments and notices, as is reasonably necessary or appropriate in order to perfect and maintain perfection of such security interest. Without limiting the foregoing, Debtors shall execute and deliver, on or before the Effective Date, a tri-party deposit account control agreement among Debtors, the IEP Distribution Agent, and that Depository Bank holding the Concentration Account, to perfect the security interest of IEP Distribution Agent in the Concentration Account and all proceeds thereof.

                  The foregoing lien rights shall be deemed to exist in favor of the other creditors but only to the extent of the Unsecured Creditors Allocation, which shall in all events be paid in accordance with the formula in the Plan.
                  I. Covenants of Debtors. For so long as Debtors remain indebted to IEP Claimants under the Debtor Notes, Debtors shall at all times:

                  1. have had no funds obtained from the IEP Claimants or derived from the Contract Pool invested in Settlement Agreements after February 26, 2004;

                  2. maintain records relating to the Collateral at Debtor's chief executive office;

                  3. preserve and protect all tangible evidence of the Collateral;

                  4. perform and observe all duties of Debtors under or with respect to the Collateral, and perform and satisfy all conditions necessary to preserve and maintain the enforceability of Debtors' rights in the Collateral and perfection of Debtors' security interests in the Collateral, as applicable;

                  5. enforce all Settlement Agreements in accordance with their terms except as provided in Section 6.6(F) above;

                  6. disclose to IEP Distribution Agent the existence of any claim of setoff asserted by any parties to Settlement Agreements;

                  7. furnish to IEP Distribution Agent such information and reports regarding the Settlement Agreement as the IEP Distribution Agent may request, and upon request of the IEP Distribution Agent make such demands and requests for information and reports as Debtors are entitled to make in respect of the Settlement Agreements.

                  J. Default Provisions. In the event of a Default under the terms of the IEP Plan Note, the Contingent Administrative Note or this Section 6.6, the IEP Claimants may exercise any and all rights provided for in the Security Agreement attached to the Disclosure Statement as Exhibit "8".

                  K. Mutual Releases. Effective as of the Confirmation Date, the Debtors shall be deemed to have released and forever discharged all of the Petitioning Creditors and the IEP Claimants, excepting only Elliot Kalt and Victoria Till, along with each of their agents, attorneys, employees, affiliates, administrators, predecessors, heirs, successors, and assigns, from any and all claims, demands, controversies, actions, causes of action, suits, proceedings, obligations, liabilities, fines, penalties, costs, expenses, attorneys' fees, and damages of whatsoever character, nature or kind, in law or in equity, whether known or unknown, fixed or contingent, and liquidated or unliquidated, excepting the obligations set forth herein and in the IEP Settlement Agreement. As to Vicky Till and Elliot Kalt, the Debtors are only releasing, and hereby release, any claims arising against these latter parties under 11 U.S.C. ss. 303(i).

                  It is the intention of the Debtors that the foregoing release shall be effective as a bar to all matters released herein. In furtherance, and not in limitation of such intention, the release described herein shall remain in effect as a full and complete release, notwithstanding the discovery or existence of any additional information or different facts or claims. To further effectuate this intention, the Debtors hereby waive their rights under ss. 1542 of the California Civil Code, and any statute, rule, or legal doctrine similar to California Civil Code ss. 1542. Section 1542 provides:

                  "A general release does extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                  In waiving the provisions of ss. 1542 of the California Civil Code, the Debtors acknowledge that they may hereafter discover facts in addition to or different from those which they now believe to be true with respect to the matters released herein, but agree that they have taken that possibility into account in reaching this agreement, and that the release given here shall remain in effect as a full and complete release notwithstanding the discovery or existence of such additional or different facts, as to which the Debtors expressly assume the risk.

                  Effective as of the Confirmation Date, the Petitioning Creditors (excepting Elliot Kalt and Vicky Till) and the IEP Claimants shall be deemed to have released and forever discharged the Debtors, their officers, directors, agents, attorneys, employees, affiliates, administrators, predecessors, heirs, successors, and assigns, from any and all claims, demands, controversies, actions, causes of action, suits, proceedings, obligations, liabilities, fines, penalties, costs, expenses, attorneys' fees, and damages of whatsoever character, nature or kind, in law or in equity, whether known or unknown, fixed or contingent, and liquidated or unliquidated, excepting the obligations set forth herein and in the IEP Settlement Agreement. However, the foregoing release shall not release claims for the theft of corporate funds, receipt of kickbacks, or criminal misappropriation of corporate funds.

                  It is the intention of the Petitioning Creditors and the IEP Claimants that the foregoing release shall be effective as a bar to all matters released herein. In furtherance, and not in limitation of such intention, the release described herein shall remain in effect as a full and complete release, notwithstanding the discovery or existence of any additional information or different facts or claims. To further effectuate this intention, the Petitioning Creditors and the IEP Claimants are deemed to have waived their rights under ss. 1542 of the California Civil Code, and any statute, rule, or legal doctrine similar to California Civil Code ss. 1542. Section 1542 provides:

                  "A general release does extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                  In waiving the provisions of ss. 1542 of the California Civil Code, the Petitioning Creditors and the IEP Claimants acknowledge that they may hereafter discover facts in addition to or different from those which they now believe to be true with respect to the matters released herein, but agree that they have taken that possibility into account in reaching this agreement, and that the release given here shall remain in effect as a full and complete release notwithstanding the discovery or existence of such additional or different facts, as to which the Petitioning Creditors and the IEP Claimants expressly assume the risk.

                  L. Cancellation of Common Stock. All of the common stock certificates listed on Exhibit "2.3" shall be cancelled as of the Confirmation Date. All common stock issued in favor of Emily Tomchin by either of the Debtors, including the common stock bearing Certificate 67, shall be cancelled as of the Confirmation Date.

                  M. Binding Effect Upon All IEP Claimants. The treatment and rights accorded to the IEP Claimants in the Plan, the IEP Settlement Agreement, the IEP Plan Note, the Contingent Administrative Note, the Claimant Allocation and Distribution Agreement, and Servicing Agreement shall be deemed a compromise of controversy and upon confirmation of the Plan in accordance with Bankruptcy Code section 1129 and the entry of the Confirmation Order, each IEP Claimant shall be bound to the provisions of and distribution allocations provided for in the Plan, the IEP Settlement Agreement, the IEP Plan Note, the Contingent Administrative Note, the Claimant Allocation and Distribution Agreement, and Servicing Agreement and such documents shall supercede any and all IEP Contracts held by any and all of the IEP Claimants. Accordingly, without limitation, upon confirmation of the Plan and entry of the Confirmation Order, each IEP Claimant's claim shall be fixed in the amount set forth in Exhibit "2" to the Debtor's Disclosure Statement; each IEP Claimant shall be deemed to have forever waived and released any and all claims against Debtors and their agents, officers and directors to the extent provided for in the Plan, and each IEP Claimant shall be barred from asserting any rights or claims against the Debtors or their agents, officers and directors, past and present, other than the rights and claims specifically preserved or created in the Plan, the IEP Settlement Agreement, the IEP Plan Note, the Contingent Administrative Note, the Claimant Allocation and Distribution Agreement, and Servicing Agreement.

         6.7 Class 7 - Litfunding Nevada. Class 7 is comprised of the Interests of Litfunding Nevada as the holder of all of the common stock of California Litfunding. These interests shall not be impaired under the Plan.

         6.8 Class 8 - Shareholders of Litfunding Nevada. Class 8 is comprised of the Interests in Litfunding Nevada held by the shareholders. These interests shall not be impaired under the Plan.

                                       VII

                       ACCEPTANCE OR REJECTION OF THE PLAN
                      ------------------------------------
         7.1 Introduction. PERSONS OR ENTITIES CONCERNED WITH CONFIRMATION OR THIS PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON CONFIRMING A PLAN OF REORGANIZATION IS VERY COMPLEX. The following discussion is intended solely for the purpose of alerting readers about basic confirmation issues, which they may wish to consider, as well as certain deadlines for filing claims. The Debtors CANNOT and DO NOT represent that the discussion contained below is a complete summary of the law on this topic.

         Many requirements must be met before the Court can confirm a Plan. Some of the requirements include that the Plan must be proposed in good faith, acceptance of the Plan, whether the Plan pays creditors at least as much as creditors would receive in a Chapter 7 liquidation, and whether the Plan is feasible. The requirements described herein are not the only requirements for confirmation.

         7.2 Who May Object to Confirmation of the Plan. Any party in interest may object to the confirmation of the Plan, but as explained below not everyone is entitled to vote to accept or reject the Plan.

         7.3 Who May Vote to Accept/Reject the Plan. A creditor or interest holder has a right to vote for or against the Plan if that creditor or interest holder has a claim which is both (1) allowed or allowed for voting purposes and
(2) classified in an impaired class.

                  7.3.1 What Is an Allowed Claim/Interest. As noted above, a creditor or interest holder must first have an Allowed Claim or Allowed Interest to vote. These terms are defined in Sections 2.1.7 and 2.1.9 of this Plan.

                  7.3.2 What Is an Impaired Class. A class is impaired if the Plan alters the legal, equitable, or contractual rights of the claims or interests in that class, other than the right to accelerate the claim upon certain kinds of defaults. In this case, the Debtors believe that all classes are impaired except Classes 3, 7 and 8.

                  7.3.3 Who is Not Entitled to Vote. The following four types of claims are not entitled to vote: (1) claims that have been disallowed; (2) claims in unimpaired classes; (3) claims entitled to priority pursuant to Code sections 507(a)(1), (a)(2), and (a)(8); and (4) claims in classes that do not receive or retain any value under the Plan. Claims in unimpaired classes are not entitled to vote because such classes are deemed to have accepted the Plan. Claims entitled to priority pursuant to Bankruptcy Code sections 507(a)(1),
(a)(2), and (a)(7) are not entitled to vote because such claims are not placed in classes and they are required to receive certain treatment specified by the Bankruptcy Code. Claims in classes that do not receive or retain any property under the Plan do not vote because such classes are deemed to have rejected the Plan. The Debtors believe that all classes are entitled to vote, except Classes 3, 7 and 8

         EVEN IF YOUR CLAIM IS OF THE TYPE DESCRIBED ABOVE, YOU MAY STILL HAVE A RIGHT TO OBJECT TO THE CONFIRMATION OF THE PLAN.

                  7.3.4 Who Can Vote in More Than One Class. A creditor whose claim has been allowed in part as a secured claim and in part as an unsecured claim is entitled to accept or reject a Plan in both capacities by casting one ballot for the secured part of the claim and another ballot for the unsecured claim. Also, a Creditor may otherwise hold Claims in more than one class, and may vote the Claims held in each Class.

                  7.3.5 Votes Necessary for a Class to Accept the Plan. A class of claims is deemed to have accepted the Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the claims that actually voted, vote to accept the Plan. A class of interests is deemed to have accepted the Plan when holders of at least two-thirds (2/3) in amount of the interest-holders of such class which actually vote, vote to accept the Plan.

                  7.3.6 Treatment of Nonaccepting Classes. As noted above, even if there are impaired classes that do not accept the proposed Plan, the Court may nonetheless confirm the Plan if the non-accepting classes are treated in the manner required by the Code and at least one impaired class of claims accepts the Plan. The process by which a plan may be confirmed and become binding on non-accepting classes is commonly referred to as "cramdown." The Bankruptcy Code allows the Plan to be "crammed down" on nonaccepting classes of claims or interests if it meets all statutory requirements except the voting requirements of 1129(a)(8) and if the Plan does not "discriminate unfairly" and is "fair and equitable" with respect to each impaired class that has not voted to accept the Plan, as set forth in 11 U.S.C. ss. 1129(b) and applicable case law.

                  7.3.7 Request for Confirmation Despite Nonacceptance by Impaired Class(es). The parties proposing this Plan will ask the Court to confirm this Plan by cramdown on any impaired class if such class does not vote to accept the Plan.
                                      VIII

                         MEANS FOR IMPLEMENTING THE PLAN
                         -------------------------------
         8.1 Introduction. This section is intended to explain the means through which the Debtors intend to effectuate the recapitalization and reorganization provided for under the Plan, and it addresses how the Debtors intend to fund the obligations to creditors undertaken in the Plan. It provides information regarding prospective corporate governance, funding sources for Plan obligations, and other material issues bearing upon the performance of the Plan.

         8.2 The Reorganized Debtors. Each of the Debtors shall, as a Reorganized Debtor, continue to exist after the Effective Date of a Plan as a separate legal entity, with all of the powers of a corporation under the laws of their respective states of incorporation, and without prejudice to any right to alter or terminate such existence (whether by merger, acquisition, or otherwise) under such applicable state law. Each Reorganized Debtor shall continue to have all corporate powers and rights accorded to the same under the laws of the jurisdiction of its incorporation, its Articles of Incorporation, Certificate of Incorporation or Charter, and its By-Laws.

         However, the Debtors anticipate that they will make certain changes to their corporate structure after the Effective Date. Litfunding Nevada will continue to serve as the publicly held holding company. It will have no operations. However, California Litfunding's role in the overall corporate structure will change. This entity will retain all of its current assets and liabilities. However, after the Effective Date, all of the personnel currently employed by California Litfunding will be reemployed by a newly formed company called Litfunding USA, which will be a wholly owned subsidiary of Litfunding Nevada. Litfunding USA will then serve as a management entity for Litfunding Nevada, and for California Litfunding.

         Litfunding USA will manage the affairs of California Litfunding, including its compliance with the obligations under the Plan, pursuant to a management agreement, in consideration for a monthly fee. This fee will be approximately equal to the Administrative Charge. Litfunding USA will also retain all of the books and records for California Litfunding and Litfunding Nevada. Litfunding USA will not be liable for any of the liabilities of California Litfunding or Litfunding Nevada. However, it will be contractually bound to manage and distribute all of the assets of California Litfunding and Litfunding Nevada in accordance with the terms of the Plan.

         The foregoing structural change is being implemented for the following reasons. First, many investors and sources of capital will be unwilling to enter into contractual relationships with a business entity that is subject to all of the liabilities and bankruptcy obligations imposed upon the Debtors by the Plan. In fact, the very process of endeavoring to explain all of the Plan requirements to each potential new capital source, which would be an integral part of the due diligence process, would be a very substantial burden. Stated otherwise, any new capital source, will want to do business with a new "clean" entity that is not subject to all of the legal obligations and financial liabilities that will burden the Debtors after the Effective Date. Litfunding USA will serve this role.

         The changes to the Debtors' corporate structure described above reflect management's current business plan to date. An integral part of the Debtors' prospective business plan involves raising additional funds for investment in lawsuits. Since different segments of the capital markets may desire different investment structures and investment vehicles as a precondition to any future investment, the Debtors cannot predict exactly how funds will be invested with the Debtors after the Effective Date in each instance. For example, it is entirely possible that the capital sources will require the Debtors to form a number of new entities, and to invest the newly raised funds solely through these new entities. In some instances the Debtors may own all of the equity in these new entities, in others they may not own any interest, but merely serve as the managing agent, with certain participation rights in the investment. However, except as otherwise provided in the Plan, all of the existing assets in the Debtor entities will remain in the existing corporate entities, and will remain liable for the obligations provided for in the Plan until the Plan terms have been fully performed.

         8.3 Transfer of Operating Assets. To the extent that any operating assets are held in Litfunding Nevada, including Settlement Agreements, such assets shall be transferred to California Litfunding on the Effective Date. Litfunding Nevada shall continue to serve solely as a publicly listed holding company, with all operations and operating assets being vested in California Litfunding.

         8.4 Corporate Actions. On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan) by virtue of the entry of the Confirmation Order, in accordance with the Bankruptcy Code and applicable State law, and without any requirement of further action by the stockholders, officers or directors of the Debtors or the Reorganized Debtors, including, without limitation, the execution and the delivery of, and the performance under, and all documents and agreements contemplated by or relating to any of the foregoing. All matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Debtors and any corporate action required by the Debtors or by Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders, officers or directors of the Debtors or Reorganized Debtors.

         8.5 Revesting in, and Transfers to, Debtors of Assets. Except as otherwise specifically provided in the Plan, on the Effective Date, all property and rights of the Estates of the Debtors shall revest in, or be transferred to, each of the Debtors whose Estates owned or held such property or right immediately prior to the Effective Date, free and clear of all Claims, Liens, charges, encumbrances, rights and Interests of Creditors and equity security holders. Such property and rights to be revested in, or transferred to, the Debtors include property and rights of every kind and nature, including, without limitation, all alter ego or derivative claims existing as of the Effective Date, and all other claims accruing to the Debtors or their Estates under sections 502(d), 541, 544, 545, 547, 548, 549, 550, or 551 of the Bankruptcy
Code. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests without the supervision of, or any authorization from, the Bankruptcy Court or the United States Trustee, and free of any restriction of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions specifically provided for in the Plan or the Confirmation Order. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, Liens, encumbrances, and other interests of creditors and Holders of Interests, except as otherwise expressly provided herein.

         8.6 Financial Resources. As more fully explained above, the Debtors project that between $30.0 million and 38.0 million dollars will be collected on the lawsuits subject to Settlement Agreements over the next three years. Based upon the most recent projections, the Debtors estimate the approximate sum of $23.2 million dollars will be collected in 2004; the sum of $13.3 million dollars in 2005; and the sum of $850,000 in 2006, for a grand total of approximately $38.0 million dollars.

         The cash flow projection attached to the Disclosure Statement as Exhibit "11" details the anticipated collections over the next twenty-four months, and itemizes all of the operating expenses and obligations arising under the Plan that will have to be paid within this time frame. In summary, this projection indicates that sufficient funds will be available at all times to pay the Administrative Charge each month, and this is all that is required to adequately fund the Debtors operating expenses. This projection establishes that the inflow of funds from the Contract Pool should be more than sufficient to fully retire the IEP Plan Note prior to May 1, 2005, and to retire the claims of all other creditors within this time frame as well. In summary, the financial evidence presented herewith indicates that the Debtors will have sufficient cash to meet all of the obligations provided for in the Plan.

                  8.7 Dismissal of Pending Actions. Pursuant to the terms of the IEP Settlement Agreement the following litigation actions shall be dismissed with prejudice, as to all defendants with all parties to bear their own costs, within five (5) business days of the later of the Confirmation Date, or the date that certain action Becker v. Reed, (USDC Case No. TD-03 8128DT(AJWx)) is dismissed with prejudice as to all defendants, with all parties to bear their own costs: Litfunding Corporation v. Kearney, (Sup. Court Case No. BC298080), and Litfunding Corporation v. Stanley Tomchin, (Superior Court Case No. BC299043).

                                       IX

                                  DISTRIBUTIONS
                                  -------------
         9.1 Plan Distribution Agent. Reorganized California Litfunding shall serve as the Plan Distribution Agent for all distributions to be made to holders of Allowed Claims, with the exception of distributions to the IEP Claimants. The Plan Distribution Agent may employ one or more sub agents on such terms and conditions as it may agree in its discretion. The Plan Distribution Agent shall not be required to provide any bond in connection with the making of any distributions pursuant to the Plan.

         9.2      Distributions.

                  9.2.1 Dates of Distributions. Any distribution required to be made on the Effective Date shall be deemed timely if made as soon as practicable after such date and, in any event, within thirty (30) days after such date. Any distribution required to be made upon a Disputed Claim becoming an Allowed Claim and no longer being a Disputed Claim shall be deemed timely if made as soon as practicable thereafter.

                  9.2.2 Limitation on Liability. Neither the Debtors, the Reorganized Debtors, their respective Affiliates, nor any of their respective employees, members, officers, directors, agents, or professionals or Affiliates shall be liable for (i) any acts or omissions (except for gross negligence or willful misconduct) in connection with implementing the distribution provisions of this Plan and the making or withholding of distributions pursuant to the Plan, or (ii) any change in the value of distributions made pursuant to the Plan resulting from any delays in making such distributions in accordance with the Plan's terms (including but not limited to any delays caused by the resolution of Disputed Claims).

         9.3 De Minimis Distributions. No Cash payment of less than ten dollars ($10) shall be made by the Reorganized Debtors to any Holder of Claims unless a request therefore is made in writing to the Reorganized Debtors. Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent. Any Cash or other property that is not distributed as a consequence of this section shall, after the last distribution on account of Allowed Claims in the applicable Class, be treated as "Unclaimed Property" under the Plan.

         9.4 Delivery of Distributions. Except as provided in Section 9.6 with respect to Unclaimed Property, distributions to holders of Allowed Claims and Allowed Administrative Claims shall be distributed by mail as follows: (1) with respect to each Holder of an Allowed Claim that has filed a proof of claim, at the address for such holder as maintained by the official claims agent for the Debtors; (2) with respect to each Holder of an Allowed Claim that has not filed a proof of claim, at the address reflected on the Schedules filed by the Debtors, provided, however, that if the Debtors or the Reorganized Debtors have received a written notice of a change of address for such Holder, the address set forth in such notice shall be used; or (3) with respect to each Holder of an Allowed Administrative Claim, at such address as the Holder may specify in writing.

         9.5 Undeliverable Distributions. If the distribution of Cash to the Holder of any Allowed Claim or Allowed Administrative Claim is returned to the Reorganized Debtors as undeliverable (any such distribution being hereinafter referred to as "Unclaimed Property"), no further distribution shall be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder's then current address. Subject to the remainder of this Section and the following Section 9.6, Unclaimed Property shall remain in the possession of the Reorganized Debtors pursuant to this Section, and shall be set aside and (in the case of Cash) held in a segregated interest bearing account (as to Cash Unclaimed Property) to be maintained by the Plan Distribution Agent until such time as the subject distribution becomes deliverable. Nothing contained in the Plan shall require the Reorganized Debtors or any other Person to attempt to locate such Person.

         9.6 Disposition of Unclaimed Property. If the Person entitled thereto notifies the Reorganized Debtors of such Person's claim to the distribution of Unclaimed Property within nine (9) months following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person on the next Distribution Date. Any Holder of an Allowed Claim or Allowed Administrative

Claim that does not assert a claim in writing for Unclaimed Property held by the Reorganized Debtors within nine (9) months after the Effective Date shall no longer have any claim to or interest in such Unclaimed Property, and shall be forever barred from receiving any distributions under this Plan or otherwise from the Reorganized Debtors. In such cases any property held for distribution on account of such Claims or Administrative Claims shall be retained by the Reorganized Debtors as follows: pursuant to Bankruptcy Code section 347(b), any undistributed Cash shall be the property of the Reorganized Debtors, free from any restrictions thereon, and such undistributed Cash or securities shall not be subject to the unclaimed property or escheat laws of any State or other governmental unit.

         However, if any such Unclaimed Property is payable from the Contract Pool, or its proceeds, and such funds are received prior to the payment in the full of the IEP Plan Note, then such funds shall be distributed to the IEP Distribution Agent, and distributed by such agent pursuant to the Claimant Allocation And Distribution Agreement.

                                        X

                    OBJECTIONS TO CLAIMS AND DISPUTED CLAIMS
                    ----------------------------------------
         10.1 Bar Date. THE BAR DATE FOR FILING A PROOF OF CLAIM IN THIS CASE IS April 29, 2004. A creditor or interest holder may have an allowed claim or interest even if a proof of claim or interest was not timely filed. A claim is deemed allowed if (1) it is scheduled on the Debtors' schedules and such claim is not scheduled as disputed, contingent, or unliquidated, and (2) no party in interest has objected to the claim. An interest is deemed allowed if it is scheduled and no party in interest has objected to the interest.

                  THE IEP CLAIMS BAR DATE IN THIS CASE IS APRIL 29, 2004. Any IEP Claimant that disputes the amount of its claim as listed in Exhibit "2" to the Disclosure Statement must file an objection to the Plan, and file a claim reflecting the amount of such claimants allowed claim as alleged by the claimant. If you do not dispute the amount of your IEP Claim as listed on Exhibit "2" to the Disclosure Statement, you do not have to file a claim. Your claim will be fixed at the amount indicated in Exhibit "2".

         10.2 Objections to Claims. The Reorganized Debtors shall have the sole and exclusive right to file objections to Claims. Unless another date is established by order of the Bankruptcy Court or the Plan, any objection to a Claim shall be Filed with the Bankruptcy Court and served on the Person holding such Claim on or before the applicable Claims Objection Deadline. The Reorganized Debtors shall have the right to petition the Bankruptcy Court, without notice or a hearing, for an extension of the Claims Objection Deadline if a complete review of all Claims cannot be completed by such date.

         10.3     Treatment of Disputed Claims.

                  10.3.1 No Distribution Pending Allowance. If any portion of a Claim is a Disputed Claim, no payment or distribution provided for under the Plan shall be made on account of such Claim unless and until such Claim becomes an Allowed Claim and is no longer a Disputed Claim.

                  10.3.2 Distribution After Allowance. On the next Distribution Date following the date on which a Disputed Claim becomes an Allowed Claim and is no longer a Disputed Claim, the Distribution Agent shall distribute to the Person holding such Claim any Cash that would have been distributable to such Person if on the Effective Date such Claim had been an Allowed Claim and not a Disputed Claim.

                  10.3.3 Reserves for Disputed Claims. In the event that Disputed Claims in Class 5 are pending as to creditors, the Distribution Agent shall establish reasonable reserves for such Disputed Claims.

                                       XI

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                    ----------------------------------------
         11.1 Executory Contracts Being Assumed. Effective as of, and conditioned on, the occurrence of the Effective Date each of the Debtors hereby assumes all of the executory contracts and unexpired leases listed on Exhibit "A" hereto. The Debtors may add any executory contract or unexpired leases to

Exhibit "A", or delete any contract or lease therefrom up to and including the Confirmation Date. However, if any amendments are made to Exhibit "A" later than twenty-four (24) days before the Confirmation Date, then, the affected contract or lease parties shall have at least fifteen (15) days from the date they receive notice of the these amendments to serve a written objection to the same on the Debtors. Upon the receipt of any such objection, the Debtors shall promptly set a hearing on the same, and the assumption or rejection of the affected contract or lease will be delayed until the Court makes a determination on this issue. To the extent that an executory contract or unexpired lease has previously been assumed by a Debtor pursuant to an order of the Court, such assumption shall not be affected by the Plan. The assumption of any contracts or leases pursuant to the provisions of this Section 11.1 shall be only to the extent that such assumed contracts or leases constitute executory contracts and unexpired leases within the meaning of section 365 of the Bankruptcy Code. Inclusion of a matter in Exhibit "A" does not constitute an admission by the Debtors or Reorganized Debtors that (i) such matter is an executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code, (ii) the Debtors must assume such matter in order to continue to receive or retain rights, benefits, or performance thereunder or that any Claim under such matter must be paid or default cured if it is not an executory contract or unexpired lease, or (iii) such matter is a valid contract or lease. Any contract or lease assumed pursuant to this Plan shall be assumed as previously amended or otherwise modified by the parties thereto, whether before or after the Petition Date.

         11.2 Executory Contracts Being Rejected. The Debtors hereby reject all of the executory contracts and unexpired leases listed on Exhibit "B" hereto. The Debtors reserve the right to amend Exhibit "B" to include additional leases and contracts on this exhibit, or to delete leases and contracts from this exhibit, up to and including the Confirmation Date. However, if any amendments are made to Exhibit "B" later than twenty-four (24) days before the Confirmation Date, then, the affected contract parties shall have at least fifteen (15) days from the date they receive notice of the these additions to serve a written objection to the same on the Debtors. Upon the receipt of any such objection, the Debtor shall promptly set a hearing on the same, and the assumption or rejection of the affected contract or lease will be delayed until the Court makes a determination on this issue. To the extent that an executory contract or unexpired lease has previously been rejected by the Debtors pursuant to an order of the Court, such rejection shall not be affected by the Plan. ANY CONTRACT THAT IS NOT LISTED ON EITHER EXHIBIT "A" OR "B" SHALL BE DEEMED REJECTED.

         11.3 Retention of Property Rights By Reorganized Debtors. To the extent that a matter that provides the Debtors with property rights does not constitute an executory contract or unexpired lease, or the Debtors have obtained property rights under the executed portion of an executory contract or unexpired lease, rejection shall not constitute an abandonment by the Debtors of any such property rights.

         11.4 Bar Date for Rejection Damages. Any Claim arising out of the rejection of an executory contract or unexpired lease shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their Affiliates, their successors or Estates, or their properties, and shall not be entitled to any distribution under the Plan, unless a proof of claim for such Claim is filed and served on the Debtors or Reorganized Debtors within thirty
(30) days after the earlier of (a) the date of entry of the order of the Bankruptcy Court approving the rejection of the executory contract or unexpired lease, or (b) the Confirmation Date.

         11.5 Cure Statements. Any party whose executory contract or unexpired lease is assumed under the terms of the Plan must File and serve on the Debtors or Reorganized Debtors a statement within thirty (30) days after the Confirmation Date itemizing all charges and other costs that the party contends must be paid in order to cure any defaults upon the assumption of the contract or lease (the "Cure Statement"). Failure to timely file a Cure Statement shall constitute a waiver of any cure claim and of any defaults occurring prior to the Confirmation Date. If the Debtors or the Reorganized Debtors do not object to the Cure Statement, the applicable Reorganized Debtor will pay the amount reflected on the Cure Statement within the later of thirty (30) days after the Effective Date and thirty (30) days after the Reorganized Debtors' receipt of the Cure Statement. If the Debtors object to the Cure Statement, and cannot resolve their objections with the claimant, the Debtors may either 1) elect to reject the contract within thirty (30) days after the Cure Statement is Filed, or 2) file an objection to the Cure Statement with the Court. If such an objection is filed, any cure amount payable upon the assumption of the executory contract or unexpired lease shall be due and payable on or before the fifteenth
(15th) day after the entry of a Final Order fixing the cure amount and then only in the amount fixed by such order.

         11.6 Changes in Rates Subject to Regulatory Commission Approval. The Debtors are not subject to governmental regulatory commission approval of their rates.

                                       XII

                         EFFECT OF CONFIRMATION OF PLAN
                         ------------------------------
         12.1 Discharge. Except as otherwise specifically provided in the Plan or in the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, the distributions and rights that are provided in the Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of all Claims, whether known or unknown, against liabilities of, Liens on, obligations of, rights against and Interests in the Debtors, or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights and Interests, including but not limited to, Claims and Interests that arose before the Confirmation Date, including all debts of the kind specified in section 502(g), 502(h) and 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such Claim, debt or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim of Interest based upon such Claim, debt, right or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted the Plan. The Confirmation Order shall constitute a determination of the discharge of all of the Claims against and Interests in the Debtors, subject to the occurrence of the Effective Date.

         12.2 Injunction. Except as otherwise expressly provided in the Plan, the documents executed pursuant to the Plan, or the Confirmation Order, on and after the Effective Date, all Persons and Entities who have held, currently hold, or may hold a debt, Claim, or Interest discharged pursuant to the terms of the Plan (including but not limited to States and other governmental units, and any State official, employee, or other entity acting in an individual or official capacity on behalf of any State or other governmental units) shall be permanently enjoined from: (a) taking any of the following actions on account of any such discharged debt, Claim, or Interest: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors, their successors, or their property; (2) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, their successors, or their property; (3) creating, perfecting, or enforcing any Lien or encumbrance against the Debtors, the Reorganized Debtors, their successors, or their property; (4) asserting any set off, right of subrogation, or recoupment of any kind against any obligation due the Debtors, the Reorganized Debtors, their successors, or their property; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan; and (b) taking any of the following actions on account of any claims or rights of action that are revested in, or transferred to, the Reorganized Debtors as of the Effective Date or under the Plan (to the extent one or more Debtors' Estates first held such claim or rights of action or held the right to assert such claim or right of action after the Petition Date), including, without limitation, commencing or continuing in any manner any action or other proceeding of any kind with respect to such claims or rights of action. Any person or entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages from the willful violator.

                                      XIII

                      LIMITATION OF LIABILITY AND RELEASES
                      ------------------------------------
         13.1 No Liability for Solicitation or Participation. As specified in section 1125(e) of the Bankruptcy Code, entities that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

         13.2 Limitation of Liability. Effective as of the Effective Date, none of the Debtors, Reorganized Debtors, or their respective Affiliates, nor any of their respective members, officers, directors, employees and other agents, advisors, attorneys and accountants shall have or incur any liability to any Holder of any Claim or Interest or any other Person for any act or omission in connection with or arising out of the negotiation, preparation and pursuit of confirmation of the Plan, the Disclosure Statement, the consummation of the Plan, the administration of the Plan, the Cases or the property to be distributed under the Plan except: (a) the Reorganized Debtors shall be liable for the performance of obligations assumed by them or imposed upon them under or by the Plan; and (b) for liability based on willful misconduct or gross negligence as finally determined by a Final Order of the Bankruptcy Court. Each of the Debtors, the Reorganized Debtors, and their respective Affiliates, and each of their respective officers, directors, employees and other agents, advisors, attorneys and accountants) shall be entitled to rely, in every respect, upon the advice of counsel with respect to their duties and responsibilities under or with respect to the Plan.

                                       XIV

                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS
                  --------------------------------------------
         14.1 Conditions Precedent to Plan Confirmation. The following are conditions precedent to Confirmation of the Plan:

                  A.       The Court shall have entered the Confirmation Order.

         14.2 Conditions Precedent to Plan Effectiveness. The following shall be conditions precedent to the effectiveness of the Plan and the occurrence of the Effective Date. The entry of the Confirmation Order on the Court's docket.

         14.3 Waiver of Conditions. The conditions set forth in Sections 14.1 and 14.2 may be waived without notice, leave or order of the Bankruptcy Court, and without any formal action other than proceeding to obtain the Confirmation Order and consummate the Plan.

                                       XV

                            RETENTION OF JURISDICTION
                            -------------------------
         15.1 Retention of Jurisdiction. Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Cases and any of the proceedings arising from, or relating to, the Cases pursuant to Section 1142 of the Bankruptcy Code and 28 U.S.C. ss. 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Bankruptcy Court shall retain jurisdiction for the following purposes:

         A. to hear and determine all actions filed by the Debtors to enforce their rights under the terms of any Settlement Agreement;

         B. to hear and determine any and all objections to the allowance, or requests for estimation, of Claims or the establishment of reserves pending the resolution of Disputed Claims;

         C. to consider and act on the compromise and settlement of any Claim against, or cause of action on behalf of, any Debtor or any Estate;

         D. to hear and determine any motions pending on the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease and to determine the allowance of any Claim resulting therefrom;

         E. to enter such orders as may be necessary or appropriate in connection with the recovery of the Debtors' assets wherever located;

         F. to hear and determine any and all applications for allowance of compensation and reimbursement of expenses;

         G. to hear and determine any and all controversies, suits and disputes arising under or in connection with the interpretation, implementation or enforcement of the Plan and any of the documents intended to implement the provisions of the Plan or any other matters to be resolved by the Bankruptcy Court under the terms of the Plan.

         H. to hear and determine any motions or contested matters involving Taxes, tax refunds, tax attributes and tax benefits and similar and related matters with respect to any Debtor arising prior to the Effective Date or relating to the administration of the Cases, including, without limitation, matters involving federal, state and local Taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

         I. to hear and determine any and all applications, adversary proceedings and contested matters pending on the Effective Date or that may be commenced thereafter as provided in the Plan;

         J. to effectuate distributions under and performance of the provisions of the Plan;

         K. to hear and determine any applications to modify any provision of the Plan to the full extent permitted by the Bankruptcy Code;

         L. to correct any defect, cure any omission or reconcile any inconsistency in the Plan, the exhibits to the Plan and annexes thereto, including any of the Plan Documents, or any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan;

         M. to determine such other matters as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

         N. to enforce all orders, judgments, injunctions and exculpations issued or entered in connection with the Cases or the Plan;

         O. to enter such orders as may be necessary or appropriate in aid of confirmation and to facilitate implementation of the Plan, including, without limitation, any orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated;

         P. to determine any other matter not inconsistent with the Bankruptcy Code;

         Q. to issue a final decree closing the Cases.

                                       XVI

                       MODIFICATION OR WITHDRAWAL OF PLAN
                       ----------------------------------
         16.1 Modification of Plan. At any time prior to confirmation of the Plan, the Reorganized Debtors may supplement, amend or modify the Plan. After confirmation of the Plan, the Debtors or Reorganized Debtors may (i) apply to the Bankruptcy Court, pursuant to Section 1127 of the Bankruptcy Code, to modify the Plan; and (ii) apply to the Bankruptcy Court to remedy defects or omissions in the Plan or to reconcile inconsistencies in the Plan.

         16.2 Nonconsensual Confirmation. In the event that any impaired Class of Claims or Interests shall fail to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtors (i) may request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, and (ii) in accordance with Section 16.1, may modify the Plan in accordance with section 1127(a) of the Bankruptcy Code.

                                      XVII

                                  MISCELLANEOUS
                                  -------------
         17.1 Payment of Statutory Fees. All quarterly fees due and payable to the Office of the United States Trustee pursuant to section 1930(a)(6) of title 28 of the United States Code shall be paid in full on or before the Effective Date, or, to the extent such quarterly fees are disputed, an adequate reserve shall have been established and set aside for payment in full thereof, as required by section 1129(a)(12) of the Bankruptcy Code. Each Reorganized Debtor shall remain responsible for timely payment of its respective quarterly fees due and payable after the Effective Date and until such Reorganized Debtor's Case is closed, to the extent required by section 1930(a)(6) of title 28 of the United States Code.

         17.2 Payment Dates. Whenever any payment or distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day.

         17.3 Headings. The headings used in the Plan are inserted for convenience only and neither constitutes a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

         17.4 Other Documents and Actions. The Reorganized Debtors may execute such other documents and take such other actions as may be necessary or appropriate to effectuate the transactions contemplated under this Plan.

         17.5 Notices. All notices and requests in connection with the Plan shall be in writing and shall be hand delivered or sent by mail addressed to:

                           TO THE DEBTORS:

                           Mr. Morton Reed Chief Executive Officer California Litfunding. 5757 Wilshire Blvd., Penthouse 10 Los Angeles, CA 90036

                           With copies to:

                           Sean A. OKeefe
                           Winthrop & Couchot, P.C.
                           660 Newport Center Drive, Suite 400
                           Newport Beach, CA 92660


         All notices and requests to any Person holding of record any Claim or Interest shall be sent to them at their last known address or to the last known address of their attorney of record. Any such Person may designate in writing any other address for purposes of this Section 17.5, which designation will be effective on receipt.

         17.6 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of California (without reference to its conflict of law rules) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specifically provided in such agreements, documents, or instruments.

         17.7 Binding Effect. The Plan and all rights, duties and obligations thereunder shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, holders of Claims, holders of Interests, and their respective successors and assigns.

         17.8 Successors and Assigns. The rights, benefits, and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and assigns of such entity.

         17.9 Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be illegal, impermissible, invalid, void or unenforceable, or otherwise to constitute grounds for denying confirmation of the Plan, the Bankruptcy Court shall, with the consent of the Debtors, have the power to interpret, modify or delete such term or provision (or portions thereof) to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be operative as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and provisions of the Plan shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion.

         17.10 No Waiver. The failure of the Debtors or any other Person to object to any Claim for purposes of voting shall not be deemed a waiver of the Debtors' or Reorganized Debtors' right to object to or examine such Claim, in whole or in part.

         17.11 Inconsistencies. In the event the terms or provisions of the Plan are inconsistent with the terms and provisions of the Exhibits to the Plan or documents executed in connection with the Plan, the terms of the Plan shall control.

         17.12 Exemption from Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to the Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors' real or personal property or of any other interest in such property (including, without limitation, a security interest) will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         17.13 Post-Confirmation Status Report. Within 180 days following the entry of the Confirmation Order, the Debtors or Reorganized Debtors shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the twenty largest unsecured creditors, and those parties who have requested special notice. Unless otherwise ordered, further status reports shall be filed every 180 days and served on the same entities.

         17.14 Post-Confirmation Conversion/Dismissal. A creditor or party in interest may bring a motion to convert or dismiss the case under ss. 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. The Debtors and Reorganized Debtors reserve the right to object to any motion for conversion or dismissal. If the Court orders any of the Cases converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 Estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate, subject the IEP Distribution Agent's duly perfected lien rights. The automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Court during this case.

         17.15 Final Decree. Once an Estate has been fully administered, as referred to in Bankruptcy Rule 3022, the applicable Reorganized Debtor, or other party as the Court shall designate in the Confirmation Order, shall file a motion with the Court to obtain a final decree to close the Case of such Debtor.

Date: April 7, 2004                      Litfunding Corp.,
                                         a Nevada Corporation

                                         /s/ Morton Reed
                                   By:   ------------------------------------
                                         Morton, President


Date: April 7, 2004                      California Litfunding,
                                         a Nevada Corporation


                                         /s/ David Cohen
                                   By:   ------------------------------------
                                         David Cohen, Chief Financial Officer


[SIGNATURE CONTINUED ON NEXT PAGE]
Submitted By:
-------------

Winthrop Couchot, P.C.

By: /s/ Sean A. Okeefe
    -------------------------
    Sean A. OKeefe,
    Counsel to Litfunding Corp.,
    a Nevada corporation, and
    California Litfunding,
    a Nevada corporation